Kesselman & Kesselman Certified Public Accountants Trade Tower, 25 Hamered Street Tel Aviv 68125 Israel P.O Box 452 Tel Aviv 61003 Telephone +972-3-7954555 Facsimile +972-3-7954556

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated November 29, 2010 relating to the financial statements of Oramed Pharmaceuticals, Inc.’s which appears in the Annual Report on Form 10K for the year ended August 31, 2010, in the Registration Statement on Form S-8 (333-164288).

/s/ Kesselman & Kesselman,

Tel Aviv, Israel
November 29, 2010